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                                                                     EXHIBIT 2.2



                               AMENDING AGREEMENT


                  THIS AMENDING AGREEMENT is made and entered into as of July 25, 1997 by and between CISCO SYSTEMS, INC., a California corporation ("Acquiror") and SKYSTONE SYSTEMS INCORPORATED ("Skystone"), a corporation continued and existing under the laws of Nova Scotia.

                  WHEREAS Acquiror and Skystone are parties to an Amended and Restated Acquisition Agreement dated as of June 9, 1997 (the "Acquisition Agreement") pursuant to which a Reorganization (as defined and described in the Acquisition Agreement) was to take place resulting in Acquiror holding all of the issued and outstanding common shares in the capital of Target, all upon the terms and subject to the conditions set forth in the Acquisition Agreement;

                  AND WHEREAS Acquiror has determined that it would be to its commercial benefit to establish a Nova Scotia unlimited liability company as a vehicle for the holding of its investment in Target as contemplated in Schedule "C" to the Acquisition Agreement (the "Alternative Structure");

                  AND WHEREAS Target has consented to the amendment of the Acquisition Agreement and the implementation of the Alternative Structure (with minor modifications) at the request of Acquiror, subject to the inclusion of the terms and conditions set out below.

                  NOW THEREFORE (i) in consideration of Target consenting to the use of the Nova Scotia unlimited liability company (as contemplated above) in exchange for Acquiror providing the covenants set forth in Article XIV of the Voting and Exchange Trust Agreement to be entered into between Acquiror, Skystone Systems Company and Montreal Trust Company of Canada and (ii) in consideration of the mutual covenants and agreements herein contained and intending to be legally bound thereby, the parties hereto hereby agree as follows:

1.                DEFINED TERMS

                  Terms with initial capitals used herein shall have the same meanings when used herein as in the Acquisition Agreement.

2.                AMENDMENTS

2.1 The fourth recital to the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:



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                  "WHEREAS, all options to purchase Target Common Stock (the
                  "Target Common Stock"), whether vested or unvested, will be assumed by Acquiror and will relate to Acquiror Common Stock (the "Acquiror Common Stock")".

2.2 Section 1.2 of the Acquisition Agreement is hereby deleted in its entirety and replaced by the following:

                  "1.2 Acquisition Structure. As promptly as practicable after the satisfaction or waiver of the other conditions set out in
                  Article VI, the parties hereto shall cause the reorganization to be effected utilizing the following steps and in the following order (all of such steps are herein collectively referred to as the "Reorganization"):

                  (a) each of Target and Acquisition Corporation will be continued from the CBCA into the Province of Nova Scotia as limited liability companies under the provisions of the Companies Act (Nova Scotia) (the "NS Act"). Such continuances (the "Continuances") will each require a "special resolution" to be effected by signed consent resolution of all of their respective shareholders and the issuance of Memorandum and Articles of Association under the NS Act.

                  (b) Acquiror will incorporate an unlimited liability company ("Unlimco") under the NS Act as a wholly-owned subsidiary by way of Memorandum and Articles of Association.

                  (c) Acquiror will incorporate another unlimited liability company ("Special Unlimco") under the NS Act as a wholly-owned subsidiary by way of Memorandum and Articles of Association.

                  (d) Acquisition Corporation and Special Unlimco will be amalgamated (the "Special
                         Amalgamation") by way of amalgamation
                         agreement under the NS Act and the resulting company ("Special Amalco") will be an unlimited liability company under the NS
                         Act. Each of the amalgamating companies will approve the amalgamation by "special resolution" to be effected by signed consent resolution

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                  signed by all of its shareholders. The authorized capital of
                  Special Amalco will be 25,000,000 shares of common stock.

            (e) Target and Unlimco will amalgamate (the "Amalgamation") by way of Amalgamation Agreement under the NS Act and the resulting company ("Amalco/Unlimco") will be an unlimited liability company under the NS Act. Each of the amalgamating companies will approve the amalgamation by "special resolution" to be effected by signed consent resolution signed by all of its shareholders. The authorized capital of Amalco/Unlimco will consist of 100,000,000 common shares, 10,000,000 Class A common shares and 10,000,000 Exchangeable Shares having the respective rights, privileges, restrictions and conditions as set forth on Schedule "A" annexed hereto.

                  Upon the Amalgamation the shares of each of the amalgamating companies will be converted into common shares of Amalco/Unlimco as follows:

                  (i) the issued and outstanding shares of Unlimco will be converted into common shares of Amalco/Unlimco; and

                  (ii) All of the issued and outstanding shares of Target will be converted into Class A common shares of Amalco/Unlimco, except for Target Common Stock held by holders who give prior notice to Target to convert all or a designated number of such shares into common shares of Amalco/Unlimco.

            (f) Immediately following the Amalgamation, the memorandum and articles of association of Amalco will be amended to provide for the exchange of the Class A common shares of Amalco/Unlimco into Exchangeable Shares (the "Exchange") based on the Exchange Ratio (as defined herein) and to split the issued and outstanding common shares into 50,000,000 such shares. Such amendment will be effected by signed consent resolution signed by all shareholders. A certified copy of this Special Resolution



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                  will be filed with the Companies Branch in Nova Scotia. For purposes of this Acquisition Agreement, the "Effective Time" and "Effective Date" will be the date and time of filing of the certified copy of the Special Resolution."

2.3 Schedule A to the Acquisition Agreement is hereby deleted in its entirety and replaced by Schedule A annexed hereto.

2.4 Section 2.3 of the Acquisition Agreement is hereby amended by deleting the words "(iii) the filing and recordation of articles of amendment and other appropriate reorganization or other documents as required by the CBCA" with the following:

              "(iii) the filing and recordation of (A) a certificate of continuance under the NS Act, along with Memorandum and Articles of Association, in form satisfactory to both parties, for Target,
              (B) the obtaining of requisite Court approval for each of the Amalgamation and the Special Amalgamation, as required by the NS Act, and the subsequent filing and recordation under the NS Act of the applicable amalgamation agreements, along with a Memorandum and Articles of Association, in form satisfactory to both parties,
              (C) the filing and recordation under the NS Act of a certified copy of a special resolution effecting the Exchange, and such other documents as may be necessary or desirable to effect the Reorganization."

2.5 Section 3.3(iii) is hereby deleted and replaced with "(iii) the filing and recordation of an appropriate Memorandum and Articles of Association under the NS Act,".

2.6           Section 5.11 is hereby deleted and replaced with the following:

              "Employee Benefit Plan. At the Effective Time, the Target Stock Options, whether vested or unvested, will be amended to relate to Acquiror Common Stock (instead of Target Common Stock). Target represents and warrants to Acquiror that Schedule 5.11 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options of Target, including the number of shares of Target Common Stock subject to each such option, the exercise of vesting schedule, the exercise price per share and the term of each such option. On the date immediately preceding the Effective Date, Target shall deliver to Acquiror an updated
              Schedule 5.11 hereto current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and



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              conditions, immediately prior to the Effective Date, except that
              (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option, immediately prior to the Effective Date multiplied by the Exchange Ratio and rounded down to the nearest whole number of Acquiror Common Stock, and (ii) the per share exercise price for the Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Date by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the documents governing the outstanding options, the Reorganization will not terminate any of the outstanding options or accelerate the exercisability or vesting of such options or the Acquiror Common Stock which will be subject to those options upon the Acquiror's assumption of the options in the Reorganization. Within 20 business days after the Effective Date, Target will issue to each person who, immediately prior to the Effective Date, was a holder of a Target Option a document in form and substance satisfactory to Acquiror."

2.7 All references in Section 8.1 to the number "106,031" are hereby deleted and replaced by the number "81,949".

2.8 The reference in Section 9.2(a) to the facsimile number of Stikeman, Elliott is hereby deleted and replaced with the number "(416) 947-0866".

2.9 The references in Schedule B to the Acquisition Agreement to the numbers "1,060,313" and "1,160,313" are hereby deleted and replaced by the numbers "1,062,297" and "1,162,297", respectively.

3. CONFIRMATION. Save and accept as expressly amended hereby, the Acquisition Agreement shall remain in full force and effect in accordance with its terms and the Acquisition Agreement and this Amending Agreement shall be read as one and the same instrument.

4. GOVERNING LAW. This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.



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5.            ENUREMENT. This Amending Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

              IN WITNESS WHEREOF, Acquiror and Skystone have caused this Amending Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.


                                            CISCO SYSTEMS, INC.



                                            as per: /s/ John T. Chambers
                                                   ----------------------




                                            SKYSTONE SYSTEMS INCORPORATED




                                            as per: /s/ Antoine Pacquin
                                                   ----------------------